Exhibit 99.1

TeraWulf Inc. Announces Upsize and Pricing of $850 Million Convertible Notes Offering

EASTON, Md., August 18, 2025 (GLOBE NEWSWIRE) -- TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), a leading owner and operator of vertically integrated, predominantly zero-carbon digital infrastructure, today announced the upsize and pricing of its offering of $850 million aggregate principal amount of 1.00% Convertible Senior Notes due 2031 (the “Convertible Notes”). The Convertible Notes will be sold in a private offering to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Key Elements of the Transaction:

•	$850 million 1.00% Convertible Senior Notes offering (32.50% conversion premium)

•	Capped call transactions entered into in connection with the 1.00% Convertible Senior Notes due 2031 with an initial cap price of $18.76 per share of common stock, which represents a 100% premium to the closing sale price of TeraWulf’s common stock on August 18, 2025

TeraWulf has granted the initial purchasers of the Convertible Notes a 13-day option to purchase up to an additional $150 million aggregate principal amount of the Convertible Notes. The offering is expected to close on August 20, 2025, subject to satisfaction of customary closing conditions.

Use of Proceeds:

The Company anticipates that the aggregate net proceeds from the offering will be approximately $828.7 million (or approximately $975.2 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by TeraWulf. The Company intends to use approximately $85.5 million of the net proceeds from the offering to pay the cost of the capped call transactions (as described below) with the remaining net proceeds to be used to finance a portion of the Company’s data center expansion and for general corporate purposes.

Additional Details of the Convertible Notes:

The Convertible Notes will be senior unsecured obligations of the Company and will accrue interest at a rate of 1.00% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2026. The Convertible Notes will mature on September 1, 2031, unless earlier repurchased, redeemed or converted in accordance with their terms. Prior to June 1, 2031, the Convertible Notes will be convertible only upon satisfaction of certain conditions and during certain periods, and thereafter, the Convertible Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

The Convertible Notes will be convertible into cash in respect of the aggregate principal amount of the Convertible Notes to be converted and cash, shares of the Company’s common stock (“common stock”) or a combination of cash and shares of common stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Convertible Notes being converted. The Company’s ability to elect to settle conversions in shares of common stock will be subject to its receipt of stockholder approval for an increase in the number of the Company’s authorized shares of common stock. The conversion rate will initially be 80.4602 shares of common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $12.43 per share of the common stock). The initial conversion price of the Convertible Notes represents a premium of approximately 32.50% to the $9.38 closing price per share of the common stock on The Nasdaq Capital Market on August 18, 2025. The conversion rate will be subject to adjustment in certain circumstances. In addition, upon conversion in connection with certain corporate events or a notice of redemption, the Company will increase the conversion rate.

The Company may not redeem the Convertible Notes prior to September 6, 2028. The Company may redeem for cash all or any portion of the Convertible Notes, at its option, on or after September 6, 2028, if the last reported sale price of the common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption to holders at a redemption price equal to 100% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Holders of the Convertible Notes will have the right to require the Company to repurchase all or a portion of their Convertible Notes upon the occurrence of a fundamental change (as defined in the indenture governing the Convertible Notes) at a cash repurchase price of 100% of their principal amount plus any accrued and unpaid interest, if any, to, but excluding the applicable repurchase date.

Capped Call Transactions:

In connection with the pricing of the Convertible Notes, the Company entered into privately negotiated capped call transactions with certain financial institutions (the “option counterparties”). The cap price of the capped call transactions will initially be $18.76 per share of common stock, which represents a premium of 100% over the last reported sale price of $9.38 per share on The Nasdaq Capital Market on August 18, 2025 and will be subject to customary anti-dilution adjustments. If the initial purchasers of the Convertible Notes exercise their option to purchase additional Convertible Notes, the Company expects to use a portion of the net proceeds from the sale of the additional Convertible Notes to enter into additional capped call transactions with the option counterparties.

The capped call transactions are expected generally to reduce potential dilution to the common stock upon conversion of any Convertible Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Convertible Notes, as the case may be, with such reduction and/or offset subject to a cap.

In connection with establishing their initial hedges of the capped call transactions, the Company expects the option counterparties or their respective affiliates to purchase shares of the common stock and/or enter into various derivative transactions with respect to the common stock concurrently with or shortly after the pricing of the Convertible Notes. This activity could increase (or reduce the size of any decrease in) the market price of the common stock or the Convertible Notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the common stock and/or purchasing or selling shares of the common stock or other securities of the Company in secondary market transactions following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes (and are likely to do so on each exercise date for the capped call transactions or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or early conversion of the Convertible Notes). This activity could also cause or avoid an increase or decrease in the market price of the common stock or the Convertible Notes, which could affect holders of the Convertible Notes’ ability to convert the Convertible Notes and, to the extent the activity occurs following conversion of the Convertible Notes or during any observation period related to a conversion of the Convertible Notes, it could affect the amount and value of the consideration that holders of the Convertible Notes will receive upon conversion of such Convertible Notes.

The Convertible Notes and any shares of common stock issuable upon conversion of the Convertible Notes, if any, have not been registered under the Securities Act, securities laws of any other jurisdiction, and the Convertibles Notes and such shares of common stock may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and any applicable state securities laws. The Convertible Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy the Convertible Notes, nor shall there be any sale of the Convertible Notes or common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About TeraWulf

TeraWulf develops, owns, and operates environmentally sustainable, industrial-scale data center infrastructure in the United States, purpose-built for high-performance computing (HPC) hosting and bitcoin mining. Led by a team of veteran energy infrastructure entrepreneurs, TeraWulf is committed to innovation and operational excellence, with a mission to lead the market in large-scale digital infrastructure by serving both its own compute requirements and those of top-tier HPC clients as a trusted hosting partner.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts, such as statements concerning the terms of the notes and the capped call transactions, the completion, timing and size of the offering of the notes and the capped call transactions, and the anticipated use of proceeds from the offering. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “seek,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “strategy,” “opportunity,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) the ability to mine bitcoin profitably; (2) TeraWulf’s ability to attract additional customers to lease its HPC data centers; (3) TeraWulf’s ability to perform under its existing data center lease agreements; (4) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates; (5) the ability to implement certain business objectives, including its bitcoin mining and HPC data center development, and to timely and cost-effectively execute related projects; (6) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to expansion or existing operations; (7) adverse geopolitical or economic conditions, including a high inflationary environment, the implementation of new tariffs and more restrictive trade regulations; (8) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (9) the availability and cost of power as well as electrical infrastructure equipment necessary to maintain and grow the business and operations of TeraWulf; and (10) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.

Investors:
Investors@terawulf.com

Media:
media@terawulf.com